SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 17, 1999

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                 333-29015                  59-2346270
      (State or other             (Commission              (I.R.S. Employer
        jurisdiction              File Number)            Identification No.)
      of incorporation)

                     2 CLINTON SQUARE
                     SYRACUSE, NEW YORK                         13202
            (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (315) 422-9088

                      INFORMATION TO BE INCLUDED IN REPORT

Item 1. Changes in Control of Registrant

            Not Applicable.

Item 2. Acquisition or Disposition of Assets

            Not Applicable.

Item 3. Bankruptcy or Receivership

            Not Applicable.

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Item 4. Changes in Registrant's Certifying Accountant

            Not Applicable.

Item 5. Other Events

Press Release

                             Equivest Finance, Inc.

                  Equivest Finance, Inc. Agrees to Acquire Six
                       Timeshare Resorts from Kosmas Group
                               International, Inc.

      Greenwich, Connecticut, February 17, 1999. Equivest Finance, Inc. (NASD:EQUI) today announced that it has signed a definitive agreement to buy a group of six timeshare resorts, one resort development site and all related management contracts, consumer receivables and related operating assets from the Kosmas Group International, Inc. ("KGI"), of New Smyrna Beach, Florida.

      Under the agreement, Equivest will acquire timeshare resorts, hotels and properties as follows:

      Bluebeard's Castle, St. Thomas, U.S. Virgin Islands. Bluebeard's is an historic property dating to the 1600s, and is currently one of the best-known timeshare properties in the Caribbean. The resort has more than 160 units, together with additional land for future development. It is situated on a hill overlooking the harbor of St. Thomas, close to the main shopping district.

      Bluebeard's Beach Club and Resort, St. Thomas, U.S. Virgin Islands. The Beach Club includes approximately 25 acres of land on the ocean with a beach and other amenities just outside Charlotte Amalie. This resort currently includes 84 units, with the ability to build significant additional units. It is adjacent to the Marriott Frenchmen's Reef resort.

      Elysian Beach Hotel and Resort, St. Thomas, U.S. Virgin Islands. The Elysian is a high-end condominium complex and deluxe hotel immediately adjacent to the Ritz-Carlton hotel on the eastern end of St. Thomas. The Elysian has 67 units, with a beach, restaurant and pool. Located next to the St. Thomas Yacht Club and close to the British Virgin Islands, the Elysian is an excellent jumping-off point for sailing and diving vacation trips.


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      Avenue Plaza Hotel and Resort, New Orleans, LA. The Avenue Plaza has 265
      units and operates as a full-service hotel and timeshare resort facility. It is located on St. Charles Avenue in the Garden District of New Orleans. The overall complex contains a well-known spa and an historic antebellum home.

      Coconut Malorie Hotel and Resort, Ocean City, MD. This hotel has 85 units in an all-suite configuration. It is located directly on the Intracoastal waterway, and is a short walk from the beach.

      Capital City Suites, Washington, D.C. This property is located on Pennsylvania Avenue between Georgetown and The White House. The property has permits for a planned timeshare resort hotel with more than 60 units. Equivest anticipates constructing a completely new resort utilizing the facade of existing buildings.

      In addition to these resorts, Equivest will acquire KGI's interest in the Ocean Gate Resort in St. Augustine, Florida, unless this resort is sold prior to the closing date with Equivest's consent. This oceanfront property has 24 two- and three-bedroom units, with further development rights on adjacent land.

      The KGI transaction marks the second major acquisition for Equivest in the past six months. In August, 1998, Equivest acquired Eastern Resorts Corporation, which owns or operates six timeshare resorts in Newport, Rhode Island, and another in the Berkshire mountains of western Massachusetts.

      The KGI resorts subject to the agreement had total timeshare interval sales in 1998 of more than $20 million. In addition, these resorts have more than 20,000 vacation intervals in existing inventory, with a total sales value at current prices of more than $175 million. By contrast, Eastern Resorts had timeshare interval sales for the full year 1998 of approximately $13 million. Eastern Resorts has approximately 4,100 intervals in current inventory with a total sales value at current prices of approximately $40 million.

      Upon completion of the transaction, more than 11,000 existing owners in the KGI resorts would join the existing 12,000 owners in the resorts owned or managed by Equivest. In addition, through its finance company subsidiary, Equivest has approximately 20,000 active timeshare financing customers. Thus, after the acquisition, Equivest will have a total timeshare consumer base of more than 40,000 customers.

      As part of the transaction, Equivest expects to acquire approximately $19 million in consumer receivables relating to the KGI resorts subject to the acquisition. Approximately $3 million of this amount has been financed previously by the company's subsidiary Resort Funding, Inc. After the closing, Equivest will have a total timeshare loan portfolio of more than $170 million.


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      Equivest will pay KGI $4 million in cash, less certain liabilities, and will assume approximately $42 million in debt on the acquired properties, together with the outstanding receivables financing balance of approximately $13 million. An additional $9.6 million in debt held by third parties relating to the St. Thomas and Ocean City properties will be converted into approximately
1.65 million shares of Equivest common stock.

      As additional consideration, Equivest will issue 250,000 shares of common stock to KGI if Equivest has net income from the acquired properties of $6 million during the four full calendar quarters next following the completion of the transaction. This amount will be prorated to the extent earnings are lower. Though there are no formal agreements beyond the acquisition announced today, Resort Funding will remain an active lender to KGI, and the two companies expect to continue working together cooperatively in the future in marketing and other areas.

      There are no financing contingencies in the agreement. However, the transaction remains subject to completion of due diligence by Equivest, resolution of significant third party claims against certain of the KGI properties and certain other conditions. Under the terms of the definitive agreement, the transaction is expected to close before the end of March, with effect to February 1, 1999.

      Management teams in St. Thomas and New Orleans, including key sales and marketing executives, are expected to join Equivest after the closing of the transaction. Equivest will also seek to retain current employees at all locations.

      Richard C. Breeden, CEO of Equivest, stated: "This acquisition will expand significantly our current timeshare resort development activities. The transaction will also add considerably to the rate of growth in our consumer receivable portfolio." Mr. Breeden noted that "As a result of this acquisition, we will increase our number of resorts in active sales from two to at least seven locations. We will be able to offer our customers a much wider choice in resort locations on the Atlantic coast and in the Caribbean. Our resort in New Orleans and, when completed, the new Capital City Suites in Washington, D.C., will also offer our owners vacation opportunities in two of America's most popular urban vacation destinations."

      "We expect this transaction to enhance our finance business in a very positive manner. Our rate of consumer loan originations should increase significantly, and the overall portfolio yield should also increase," Breeden said. Finally, Mr. Breeden also noted that the company was very pleased to be able to retain the management teams and employees of the resorts being acquired. "We are very pleased to be able to add so many talented personnel. We expect to benefit significantly from the skill and experience of the entire team of people joining our company," said Mr. Breeden. Following completion of the transaction, Equivest will have more than 700 employees.

      Equivest Finance, Inc. is headquartered in Greenwich, Connecticut. Its two operating subsidiaries are Eastern Resorts Corporation of Newport, Rhode Island, and Resort Funding, Inc. of Syracuse, New York.


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      NOTE TO INVESTORS: Certain statements (including without limitation the statements concerning the purchase of certain assets from KGI and the operations of Equivest after the consummation of the purchase) contained in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements are based on Equivest's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Equivest notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors affecting the plans and potential results and operations of Equivest after the consummation of its purchase of certain assets including certain existing operations from KGI, as well as the risks and uncertainties that may affect the operations, performance, development, and results of Equivest's business, include the ability of Equivest to integrate successfully these assets and operations, a downturn in the real estate cycle or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom Equivest does business, including the risk of non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers of indebtedness, prepayment by developers, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.

      For further information contact Sandy Caswell, Regan Communications, 617-742-8180.

Item 6. Resignation of Registrant's Directors

            Not Applicable.

Item 7. Financial Statements and Exhibits

10.1 Purchase Agreement among Equivest Finance, Inc. and Kosmas Group International, Inc., Avenue Plaza, LLC, Ocean City Coconut Malorie Resort, Inc., Capital City Suites, Inc., Kosmas Caribbean Holding Corporation, Steven Kosmas, Paul Kosmas, Nicholas Kosmas and Chip Gordy, dated as of February 16, 1999.

Item 8. Change in Fiscal Year

            Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S

            Not Applicable.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EQUIVEST FINANCE, INC.


Date: February 23, 1999             By: /s/ Gerald L. Klaben Jr.
      ------------------                ----------------------------------------
                                    Name: Gerald L. Klaben Jr.
                                          --------------------------------------
                                    Title: Senior Vice President & CFO
                                           -------------------------------------


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                                INDEX TO EXHIBITS

Exhibit No.:                            Exhibit

      10.1 Purchase Agreement among Equivest Finance, Inc. and Kosmas Group International, Inc., Avenue Plaza, LLC, Ocean City Coconut Malorie Resort, Inc., Capital City Suites, Inc., Kosmas Caribbean Holding Corporation, Steven Kosmas, Paul Kosmas, Nicholas Kosmas and Chip Gordy, dated as of February 16, 1999.


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